UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2004

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ethan Allen Drive
Danbury, CT		06811
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02    Results of Operations and Financial Condition

        The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        On October 19, 2004, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release setting forth its operating results for the first quarter ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

        Exhibit 99.1 includes a reference to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). A reconciliation of this financial measure to the most directly comparable GAAP financial measure is also provided in the attached Exhibit.

        Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company’s operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen’s largest non-cash charges. As these non-cash charges do not affect the Company’s ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with generally accepted accounting principles, including cash flow measures such as operating cash flow. Further, EBITDA is one measure used to determine compliance with the Company’s existing credit facility.

Item 9.01    Financial Statements and Exhibits

(c)  Exhibits

Exhibit	Description

99.1	Press release dated October 19, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2004	ETHAN ALLEN INTERIORS INC. By: /s/ M. Farooq Kathwari —————————————— M. Farooq Kathwari Chairman, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated October 19, 2004

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